Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-167141 and 333-208172 and Form S-3 No. 333-204883) of Team Health Holdings, Inc. of our report dated February 23, 2015, with respect to the consolidated financial statements of IPC Healthcare, Inc., incorporated by reference in Team Health Holdings, Inc.’s Current Report on Form 8-K dated November 23, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California

November 23, 2015